UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2022

ORGENESIS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-38416	98-0583166
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

20271 Goldenrod Lane, Germantown, MD 20876

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (480) 659-6404

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ORGS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 4, 2022, Orgenesis Inc. (“Orgenesis”), Morgenesis LLC (“Morgenesis”), a recently formed subsidiary of Orgenesis holding all the assets of Orgenesis’ point of care services business for treating patients (“POCare Services”), and MM OS Holdings, L.P. (“MM”), an affiliate of Metalmark Capital Partners (“Metalmark Capital”), entered into a series of definitive agreements intended to finance, strengthen and expand Orgenesis’ POCare Services business. Morgenesis will use the investment to develop and expand its POCare Services business globally, but with an initial focus on the United States. This includes the development of additional POCare Centers, as well as the Orgenesis Mobile Processing Units and Labs (“OMPULs”). OMPULs will allow Orgenesis to provide biotech companies and hospital systems with global cGMP supply for their cell and gene therapy products at the point of care, with the ability to rapidly grow and scale cell and gene treatments to keep up with ever increasing demand. Metalmark Capital is a leading private equity firm that seeks to build long-term value through active and collaborative partnerships with business owners, founders and executives, with a focus on healthcare, agribusiness, and industrials.

Unit Purchase Agreement

Orgenesis, Morgenesis and MM entered into a Unit Purchase Agreement (the “UPA”), pursuant to which MM agreed to purchase 3,019,651 Class A Preferred Units of Morgenesis (the “Class A Units”), which shall represent 22.31% of the outstanding equity interests of Morgenesis following the initial closing, for a purchase price of $30,196,510, comprised of (i) $20,000,000 of cash consideration and (ii) the conversion of $10,196,510 of MM’s then-outstanding senior secured convertible loans previously entered into with MM pursuant to that certain Senior Secured Convertible Loan Agreement, dated as of August 15, 2022, between MM, Morgenesis and Orgenesis. The investment will be made at a pre-money valuation of $125,000,000, subject to customary adjustments for debt and accounts receivable and an adjustment related to a certain intercompany loan, and is expected to close on or about November 11, 2022. Following the initial closing, Orgenesis will hold 77.69% of the issued and outstanding equity interests of Morgenesis.

If (a) Morgenesis and its subsidiaries generate Net Revenue (as defined in the UPA) equal to or greater than $30,000,000 during the twelve month period ending December 31, 2022 (the “First Milestone”) and/or equal to or greater than $50,000,000 during the twelve month period ending December 31 2023 (the “Second Milestone”), and (b) the Orgenesis’ shareholders approve the LLC Agreement Terms (as defined below under “Principal Terms of the LLC Agreement”) on the earlier of (x) the date that is seven (7) months following the initial closing date and (y) the date of Orgenesis’ 2023 annual meeting of its shareholders (such Orgenesis stockholder approval hereafter being the “Orgenesis Stockholder Approval” and such Orgenesis Stockholder Approval deadline hereafter being the “Stockholder Approval Deadline”), in accordance with applicable law and in a manner that will ensure that MM is able to exercise its rights under the LLC Agreement (as defined below) without any further action or approval by MM, then MM will pay up to $10,000,000 in cash in exchange for 1,000,000 additional Class A Units if the First Milestone is achieved and $10,000,000 in cash in exchange for 1,000,000 Class B Units Preferred Units of Morgenesis (the “Class B Units”) if the Second Milestone is achieved. Notwithstanding the foregoing, if the First Milestone is not achieved, but Morgenesis and its subsidiaries generate Net Revenue equal or greater to $13,000,000 for the three months ending March 31, 2023, then MM shall make the first $10,000,000 future investment for 1,000,000 Class A Units described above. In the event Orgenesis fails to obtain Orgenesis Stockholder Approval by the Stockholder Approval Deadline, Orgenesis will not be entitled to receive (but MM may, in its sole discretion, elect to make) the first $10,000,000 future investment or the second future $10,000,000 investment.

At any time until the consummation of a Company IPO or Change of Control (in each case, as defined in the LLC Agreement), MM may, in its sole discretion, elect to invest up to an additional $60,000,000 in Morgenesis (any such investment, an “Optional Investment”) in exchange for certain Class C Preferred Units of Morgenesis (the “Class C Units” and, together with the Class A Units and the Class B Units, the “Preferred Units”). $10,000,000 of such Optional Investment shall be to purchase Class C-1 Preferred Units based on an enterprise value of $125,000,000, with such enterprise value adjusted by any net debt as of such time; $25,000,000 of Optional Investment shall be to purchase Class C-2 Preferred Units based on an enterprise value of $156,250,000, with such enterprise value adjusted by any net debt as of such time; and $25,000,000 of Optional Investment shall be to purchase Class C-3 Preferred Units based on an enterprise value of $250,000,000, with such enterprise value adjusted by any net debt as of such time.

The proceeds of the investment will generally be used to fund the activities of Morgenesis and its consolidated subsidiaries. The terms, rights and privileges of the Preferred Units are discussed below under the “Principal Terms of the Preferred Units”.

In addition, if, during the twelve month period ending on December 31, 2023, Morgenesis and its subsidiaries generate (i) Net Revenue (as defined in the UPA) equal to or greater than $70,000,000, (ii) Gross Profit (as defined in the UPA) equal to or greater than $35,000,000 and (iii) EBITDA (as defined in the UPA) equal to or greater than $10,000,000, then MM shall make (or cause to be made) a one-time cash payment of $10,000,000 to Orgenesis upon such payment becoming final and binding pursuant to the UPA (the “Earnout Payment”).

The UPA contains customary representations and warranties that the parties have made to each other. The recourse for any damages with respect to any breach or inaccuracy of the representations and warranties or undertaking made by Morgenesis and Orgenesis in the UPA or any other related transaction document, subject to certain limited exceptions, will be an indemnity provided by Orgenesis that will not be triggered until MM indemnitees have suffered damages in the aggregate amount of $500,000. For purposes of clarification, no indemnity is due to MM for certain matters that are disclosed to MM in the disclosure schedules accompanying the UPA.

The UPA also contains certain covenants, including, without limitation, covenants concerning (a) non-competition and non-interference with clients, suppliers, licensees, and other business relations of Morgenesis for five years following the last closing, and (b) non-solicitation of employees for five years following the last closing, all relating to the POCare Services business. The UPA also contains certain indemnities, including for breaches of representations and warranties, breaches of covenants and agreements of Orgenesis and certain specified indemnities, subject to certain limited exceptions.

LLC Agreement

In connection with the entry into the UPA, each of Orgenesis, Morgenesis and MM entered into the Second Amended and Restated Limited Liability Company Agreement (the “LLC Agreement”) providing for certain restrictions on the disposition of Morgenesis securities, the provisions of certain options and rights with respect to the management and operations of Morgenesis, a right for MM to exchange any units of Morgenesis for shares of Orgenesis common stock and certain other rights and obligations. In addition, MM has been granted certain protective rights in Morgenesis, which are generally summarized below.

Principal Terms of the LLC Agreement

The principal terms of the LLC Agreement include the following:

1. Board Composition. The initial board of managers of Morgenesis (the “Morgenesis Board”) will be comprised of five (5) managers, three (3) of which will be appointed by Orgenesis, of which one must be an industry expert and will require prior reasonable consultation with MM, and two (2) by MM. The initial managers elected to the Morgenesis Board shall be as follows: Vered Caplan and Mark Cohen as the two (2) Orgenesis designees, the Orgenesis designee and industry expert to be named later (the “Industry Expert Manager”), and Howard Hoffen and John Eppel as the two (2) MM designees. If the equity holdings of each of Orgenesis and MM fall below 25% of their initial holdings in Morgenesis as specified above, each will be entitled to appoint one less manager.

If (i) at any time there is a Material Underperformance Event (as defined in the LLC Agreement), (ii) at any time there is a Material Governance Event (as defined in the LLC Agreement), (iii) Morgenesis does not pay in full the aggregate Redemption Price (as defined in the LLC Agreement) to redeem on any Redemption Date (as defined in the LLC Agreement) all Preferred Units to be redeemed on such Redemption Date, (iv) Morgenesis or Orgenesis does not pay in full the aggregate price of the Put Option (as defined in the LLC Agreement), or (v) Orgenesis breaches its obligation to effectuate an Approved Sale (as defined below) or otherwise the failure of an Approved Sale to be consummated is primarily attributable to Orgenesis or its affiliates, then the Morgenesis Board shall be appointed as follows: (a) one manager shall be appointed by Orgenesis, (b) the Industry Expert Manager shall be appointed by MM and (c) three Managers shall be appointed by MM.

2. Restrictions on Transfers. Except for limited circumstances, (i) MM may transfer its units to a third party provided that during the period beginning on the date that is one year after the date of the UPA and ending on the date that is three years after the date of the UPA, its right to transfer is subject to Orgenesis’ right of first refusal and (ii) Orgenesis may transfer its units only with the approval of a majority of the members of the Morgenesis Board, with at least one of the MM designated Morgenesis Board members approving the transfer (“Supermajority Vote”), and subject to a right of first refusal first for the benefit of Morgenesis and thereafter for the benefit of MM and any other holder of units of Morgenesis who becomes a party to the LLC Agreement. Any transfer by MM, Orgenesis or any other member of Morgenesis is subject to the other members’ right to participate (excluding members only holding incentive units of Morgenesis), on a pro rata basis, in such transfer (the “Tag Along Right”).

3. MM’s Drag Along Right. At any time following the earliest to occur of (x) prior to the two year anniversary of the initial closing date (the “Initial Two Year Period”) or a Material Governance Event, if MM and Orgenesis approve a sale of Morgenesis or (y) (i) after the Initial Two Year Period or (ii) after the occurrence of a Material Governance Event, if MM or the Morgenesis Board by Supermajority Vote approves a Sale of Morgenesis (an “Approved Sale”), then, subject to notice, MM or Morgenesis can require the members of Morgenesis to sell their units (the “Drag Along Rights”) to the purchaser in the Approved Sale. Notwithstanding the foregoing, Orgenesis is entitled to advise Morgenesis and the Morgenesis Board of Orgenesis’ election to be a potential acquiror of Morgenesis. Notwithstanding the foregoing, if MM falls below 50% of its initial holdings in Morgenesis as specified above, then it is no longer entitled to exercise the Drag Along Right. Notwithstanding the foregoing, prior to the three-year anniversary of the initial closing date (the “Initial Three Year Period”), MM and Morgenesis will not be entitled to exercise the Drag Along Right unless the valuation of Morgenesis reflected in the sale is equal to or greater than $300,000,000. If Orgenesis breaches its obligation to effectuate an Approved Sale or otherwise the failure of an Approved Sale to be consummated is primarily attributable to Orgenesis or its affiliates, then (i) the Morgenesis Board shall be appointed as follows: (a) one manager shall be appointed by Orgenesis, (b) the Industry Expert Manager shall be appointed by MM and (c) three Managers shall be appointed by MM and (ii) MM will have the option to convert all of its Preferred Units into such number of Common Units (as defined below) that represents (on a post-conversion basis) the Applicable Percentage (as defined in the LLC Agreement) of all of the outstanding Common Units (including any Common Units to be issued to MM pursuant to this provision).

4. MM’s Minority Approval Rights. Neither Morgenesis nor any of its subsidiaries may take certain specified actions without MM’s written consent (“MM Approval Rights”), which actions include, but are not limited to, liquidating or otherwise dissolving the Morgenesis business, modifying any organizational document, approving any operating budget for Morgenesis after the Initial Two Year Period, materially modifying or amending the Morgenesis budget, declaring any dividends, amending or modifying the terms of the Preferred Units, hiring or firing the Morgenesis chief financial officer and Morgenesis chief operating officer and hiring or firing the Morgenesis chief executive officer after the Initial Two Year Period (provided that the hiring or firing of the Morgenesis chief executive officer during the Initial Two Year Period will be subject to the approval of the Industry Expert Manager), borrowing money, initiating or completing the sale of Morgenesis or any equity ownership in any of Morgenesis’ subsidiaries nor the sale, lease or exchange of a material part of Morgenesis’ or Morgenesis’ subsidiaries respective assets.

5. MM’s Put/Call Option. Upon the occurrence of either (i) a Material Governance Event or (ii) failure of the Orgenesis stockholders to approve the Specified Agreement Terms (as defined in the LLC Agreement) by the Stockholder Approval Deadline, MM is entitled, at its option, to put to Orgenesis (or, at Orgenesis’ discretion, to Morgenesis if Orgenesis or Morgenesis shall then have the funds available to consummate the transaction) its units or, alternatively, purchase from Orgenesis its units (such purchase right, being the “MM Call Option”). The purchase price for units of MM or Orgenesis in Morgenesis under either the put right or the MM Call Option shall be equal to the fair market value of such units as determined by a nationally recognized independent accounting firm selected by MM in its sole discretion; provided, however, that in no event shall the Put Price with respect to Preferred Units be less than $10.00 per Class A Preferred Unit plus the Class A PIK Yield (as defined below) (the “Class A Preferred Unit Original Issue Price”), $10.00 per Class B Preferred Unit plus the Class B PIK Yield (as defined below) (the “Class B Preferred Unit Original Issue Price”) or the applicable price per Class C Preferred Unit as set forth in the LLC Agreement (the “Class C Preferred Unit Original Issue Price”), as applicable, to each Preferred Unit.

6. MM’s Exchange Right. MM is entitled, at any time prior to July 1, 2025, to exchange its units in Morgenesis for Orgenesis common stock par value $0.0001 per share (the “Orgenesis Common Stock”; such exchange option being the “MM Exchange Right”). The amount of units Orgenesis Common Stock to be received by MM upon exercise of the MM Exchange Right shall be equal to (i) the fair market value of MM’s units to be exchanged, as determined by a nationally recognized independent accounting firm in the United States with experience in performing valuation services selected by MM and Orgenesis, divided by (ii) the average closing price per share of Orgenesis Common Stock during the 30-day period ending on the date on which MM provides an exchange notice to Orgenesis (the “Exchange Price”); provided, that in no event shall (A) the Exchange Price be less than a price per share that would result in Orgenesis having an enterprise value of less than $200,000,000 and (B) the maximum number of shares of Orgenesis Common Stock to be issued pursuant to the MM Exchange Right exceed 19.99% of the outstanding Orgenesis Common Stock as of the date hereof (or 5,106,596 shares of Orgenesis Common Stock).

7. Registration Rights. MM has been provided with demand and piggyback registration rights to register the Units, subject to customary provisions. Morgenesis will agree to indemnify the unitholders in connection any claims related to their sale of securities under a registration statement, subject to certain exceptions.

Under the terms of the UPA, the Orgenesis stockholders are required to approve the provisions in the LLC Agreement relating to the (i) Drag Along Rights, (ii) the MM Exchange Right and (iii) the Put Option and Call Option (collectively, the “LLC Agreement Terms”).

Orgenesis intends to submit to its stockholders for approval the LLC Agreement Terms at its 2023 annual general meeting of shareholders.

In connection with the entry into the UPA, each of Orgenesis and Morgenesis and MM entered into a services agreement (the “Services Agreement”) under which Orgenesis will provide certain operational services to Morgenesis for an initial term of three years. Also, in connection with the entry into the UPA, each of Morgenesis and Metalmark Management II LLC, an affiliate with Metalmark Capital (“MM Management”), entered into an advisory services and monitoring agreement (the “Monitoring Agreement”) under which MM Management will provide certain analytical and financial and business monitoring services to Morgenesis. Under the Monitoring Agreement, MM Management will be paid a quarterly cash fee equal to 0.25% of the total amount invested by MM in Morgenesis as of the date of any payment and will be entitled to the reimbursement of certain expenses.

Principal Terms Relating to the Morgenesis Preferred Units

The principal terms of the Morgenesis Preferred Units set forth in the LLC Agreement are generally summarized below:

1. Liquidation preference: Upon any Liquidation (which shall be defined as a liquidation, dissolution, winding up, sale or merger event), holders of Class A Units, Class B Units and Class C Units will have the right to receive the greater of (i) 2.0x the Class A Preferred Unit Original Issue Price for Class A Units, 1.5x the Class B Preferred Unit Original Issue Price for Class B Units and 1.0x the Class C Preferred Unit Original Issue Price for Class C Units, as applicable, and (ii) the aggregate amount that would be distributed to such holder in respect of the number of common units of Morgenesis (the “Common Units”) that would be issued upon the conversion of such Preferred Unit assuming such conversion were to occur immediately prior to such Liquidation. After the payment of the preference, any remaining assets are to be distributed to the holders of the Morgenesis Common Units and incentive units, on a pro-rata basis.

2. PIK Yield: Each of the Class A Units and the Class B Units will accrue PIK yield at the rate of 8% per annum quarterly in arrears (the “PIK Yield”). The PIK Yield will cease accruing on January 1, 2024 if Morgenesis delivers an earnout report pursuant to the UPA indicating an Earnout Payment is payable.

3. Conversion. Each Preferred Unit is convertible, at the option of the holder, into Common Units pursuant to formulas set forth in the LLC Agreement.

4. Anti-dilution: The Preferred Units have standard broad based weighted average anti-dilution protection.

5. Redemption: Each holder of Preferred Units has the right to require Morgenesis to redeem its Preferred Units if holders of at least 50% of the then outstanding Preferred Units deliver written notice to Morgenesis (the “Redemption Request”) at any time after (i) the earlier of either (x) November 4, 2027 and (y) the failure to obtain the Orgenesis Stockholder Approval of the LLC Agreement Terms by the Stockholder Approval Deadline, and (ii) receipt by Morgenesis of an offer for a Change of Control from a third party purchaser that is not an affiliate of any unitholder at a valuation of no less than $300,000,000 which Morgenesis has not accepted and completed (the “Proposed Sale”). In the event a Redemption Request is delivered at any time following November 4, 2027, the price per Preferred Unit at which Morgenesis will redeem Preferred Units (the “Redemption Price”) will be equal to the applicable Preferred Liquidation Preference Amount (as defined in the LLC Agreement) determined as if a Deemed Liquidation Event (as defined in the LLC Agreement) had occurred on the date the Redemption Request is delivered and as determined by a nationally recognized independent accounting firm selected by MM in its sole discretion. In the event that a Redemption Request is delivered in connection with the failure to obtain the Orgenesis Stockholder Approval of the LLC Agreement Terms by the Stockholder Approval Deadline, the Redemption Price will be equal to the applicable Preferred Liquidation Preference Amount that would have been paid for each Preferred Unit (based on the applicable class of Preferred Unit) if the Proposed Sale had been completed.

The foregoing description of each of the UPA, the LLC Agreement, the Services Agreement and the Monitoring Agreement do not purport to be complete and each is qualified in its entirety by reference to the UPA, the LLC Agreement, the Services Agreement and the Monitoring Agreement, each of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated herein by reference. These agreements have been included as exhibits hereto solely to provide investors and security holders with information regarding their terms. It is not intended to be a source of financial, business or operational information about Orgenesis or Morgenesis or MM or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in these agreements are made only for purposes thereof and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of such agreements, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties rather than establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Orgenesis, Morgenesis or MM or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of these agreements, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.01. Completion of Acquisition or Disposition of Assets

The disclosures set forth above in Item 1.01 of this Current Report on Form 8-K are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1#	Unit Purchase Agreement dated as of November 4, 2022 by and among Orgenesis Inc., Morgenesis LLC and MM OS Holdings, L.P.

10.2#	Form of Second Amended and Restated Limited Liability Company Agreement of Morgenesis LLC

10.3#	Services Agreement, dated as of November 4, 2022, by and between Morgenesis LLC and Orgenesis Inc.

10.4	Advisory Services and Monitoring Agreement dated as of November 4, 2022 by and between Morgenesis LLC and Metalmark Management II LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

#	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORGENESIS INC.

By:
/s/ Neil Reithinger
Neil Reithinger
Chief Financial Officer, Treasurer and Secretary
November 7, 2022